AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 1, 1997

                                           REGISTRATION NO. 333-________

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                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                                 ARCH COAL, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          DELAWARE                                         43-0921172
(State or other jurisdiction of                          (I.R.S. Employer
incorporation or organization)                            Identification No.)

        SUITE 300                                              63131
      CITYPLACE ONE                                         (Zip Code)
      CREVE COEUR, MO
(Address of principal executive
            offices)

                  COAL-MAC, INC. SAVINGS AND RETIREMENT PLAN
                            (Full title of the plan)

                                 JEFFRY N. QUINN
                                 ARCH COAL, INC.
                            SUITE 300, CITYPLACE ONE
                               ST. LOUIS, MO 63141
                                (314) 994-2720
     (Name, address and telephone number of agent for service of process)

                         CALCULATION OF REGISTRATION FEE

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                                   Proposed        Proposed
    Title of                       Maximum         Maximum
   Securities       Amount         Offering        Aggregate       Amount of
      To Be          To Be         Price Per       Offering      Registration
   Registered       Registered     Share (1)       Price (1)         Fee
-------------------------------------------------------------------------------
Common Stock,
$0.01 par
value per           50,000         $28.9375         $1,446,875       $438.45
share ......        shares (2)
-------------------------------------------------------------------------------

(1) Computed pursuant to Rule 457(h) solely for the purpose of determining the registration fee.
(2) This Registration Statement also covers such additional shares of common stock as may be issuable pursuant to antidilution provisions.

                                     PART II

      Item 3.     Incorporation of Documents by Reference.

      The following documents filed by Arch Coal, Inc. (the "Company" or "ACI") and the Coal-Mac, Inc. Savings and Retirement Plan (the "Plan") with the Securities and Exchange Commission (the "Commission") under the Securities and Exchange Act of 1934 (the "Exchange Act") are incorporated by reference in this Registration Statement:

      (a) The Proxy Statement/Prospectus dated May 30, 1997 filed as part of the Registrant's Registration Statement on Form S-4 (No. 333-28149) pursuant to the Securities Act of 1933, as amended;

      (b) All reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); and

      (c) The description of the Registrant's Common Stock, par value $.01 per share (the "Common Stock"), contained in Item 4 of the Registrant's Registration Statement on Form 8-B filed on June 30, 1997 under the Exchange Act including any amendment or report filed for the purpose of updating such description.

      In addition, all documents filed by the Company or the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

      Item 4.     Description of Securities.

            Not applicable.

      Item 5.     Interests of Named Experts and Counsel.

            Not applicable

      Item 6.     Indemnification of Directors and Officers.

      In accordance with Delaware law and with certain limited exceptions specified therein, Article Ninth of the Company's Restated Certificate of Incorporation, as amended, contains provisions that result in the elimination of the personal liability of directors to the Company and its stockholders for monetary damages for breaches of their fiduciary duties as a director.

      Under Section 145 of the Delaware General Corporation law, a corporation has the power to indemnify directors and officers under certain prescribed circumstances and subject to certain limitations against certain costs and expenses, including attorneys' fees actually and reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, to which any of them is a party by reason of his being a director or officer of the corporation if it is determined that he acted in accordance with the applicable standard of conduct set forth in such statutory provision. The Company's Bylaws provides that the Company will indemnify any person who may be involved, as a party or otherwise, in a claim, action, suit or proceeding (other than any claim, action, suit or proceeding brought by or in the right of the Company) by reason of the fact that such person is or was a director or officer of the Company, or is or was serving at the request of the Company as a director or officer of any other corporation or entity, against certain liabilities, costs and expenses. The Company is also authorized to and maintains insurance on behalf of any person who is or was a director or officer of the Company, or is or was serving at the request of the Company as a director or officer of any other corporation or entity, against any liability asserted against such person and incurred by such person in any such capacity or arising out of his status as such, whether or not the Company would have the power to indemnify such person against such liability under the Delaware General Corporation law.

      The Company has entered into indemnity agreements with directors and officers of the Company and other persons who are or were serving, shall serve, or shall have served at the request of the Company as a director, officer, partner, trustee, fiduciary, employee or agent of another foreign or domestic corporation or non-profit corporation, cooperative, partnership, joint venture, trust, employee benefit plan, or other incorporated or unincorporated enterprise.
                                       3

      Directors of the Company who are officers or directors of Ashland Inc., a Delaware corporation ("Ashland"), also may be entitled to indemnification under the provisions of Ashland's Bylaws providing for the indemnity of Ashland's officers and directors, who serve, at the request of Ashland, as an officer or director of another corporation.

      Item 7.     Exemption from Registration Claimed.

            Not applicable.

      Item 8.     Exhibits.

      Reference is made to the Exhibit Index filed herewith.

      Item 9.     Undertakings.

      (a)   The undersigned registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

            Provided, however, that Paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

            (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of the Plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

The Registrant

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Huntington, State of West Virginia, as of June 30, 1997.

                                          ARCH COAL, INC.

                                          By: /s/ Jeffry N. Quinn
                                                Jeffry N. Quinn
                                                Senior Vice President -
                                                Law and Human Resources,
                                                General Counsel and
                                                Secretary


      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the undersigned persons in the capacities stated as of the 30th day of June, 1997. Each of the undersigned officers and directors of Arch Coal, Inc. hereby severally constitute Steven F. Leer, Patrick A. Kriegshauser, and Jeffry N. Quinn, and each of them singly, our true and lawful attorneys-in-fact with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, and to file any and all amendments to the Registration Statement filed herewith, making such changes in the Registration Statement as the registrant deems appropriate, and generally to do all such things in our name and behalf as officers and directors to enable Arch Coal, Inc. to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission.


SIGNATURE                                    TITLE

/s/ Steven F. Leer                  President, Chief Executive
Steven F. Leer                      Officer and Director
                                    (Principal Executive Officer)


/s/ Patrick A. Kriegshauser         Senior Vice President,
Patrick A. Kriegshauser             Treasurer and Chief Financial
                                    Officer
                                    (Principal Financial Officer)

/s/ James P. Pye                    Controller
James P. Pye                        (Principal Accounting Officer)

/s/ John R. Hall                    Chairman of the Board of
John R. Hall                        Directors

/s/ James R. Boyd                   Director
James R. Boyd

/s/ Robert A. Charpie               Director
Robert A. Charpie

/s/ Paul W. Chellgren               Director
Paul W. Chellgren

/s/ Thomas L. Feazell               Director
Thomas L. Feazell

/s/ Juan Antonio Ferrando           Director
Juan Antonio Ferrando

/s/ Robert L. Hintz                 Director
Robert L. Hintz

/s/ Douglas H. Hunt                 Director
Douglas H. Hunt

/s/ Steven F. Leer                  Director
Steven F. Leer

/s/ Thomas Marshall                 Director
Thomas Marshall

/s/ James L. Parker                 Director
James L. Parker

/s/ J. Marvin Quin                  Director
J. Marvin Quin

/s/ Ronald Eugene Samples           Director
Ronald Eugene Samples

THE PLAN. Pursuant to the requirements of the Securities Act of 1933, the Plan Administrator has duly caused this Registration Statement to be signed on the Plan's behalf by the undersigned, thereunto duly authorized, in the City of Huntington, State of West Virginia, as of June 30, 1997.

                                          COAL-MAC, INC. SAVINGS
                                          AND RETIREMENT PLAN

                                          By: /s/ Richard Phillips
                                              Richard Phillips
                                              Plan Administrator

                                INDEX OF EXHIBITS


Exhibit
Number                       Description of Document


4.1 Restated Certificate of Incorporation of the Registrant incorporated herein by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form S-4 (No. 333-28149) filed with the Commission on May 30, 1997 (the "Form S-4"))

4.2 Restated and Amended By-laws of the Registrant (incorporated herein by reference to Exhibit 3.4 to the Form S-4).

4.3 Stockholders Agreement, dated as of April 4, 1997, among Carboex International, Ltd., Ashland Inc. and the Registrant (incorporated herein by reference to Exhibit 4.1 to the Form S-4).

4.4 Registration Rights Agreement, dated as of April 4, 1997, among the Registrant, Ashland Inc., Carboex International, Ltd. and the entities listed on Schedules I and II thereto (incorporated herein by reference to Exhibit 4.2 to the Form S-4).

4.5 Agreement Relating to Nonvoting Observer, executed as of April 4, 1997, among Carboex International, Ltd., Ashland Inc. and the Registrant (incorporated herein by reference to Exhibit 4.3 to the Form S-4).

4.6 The Registrant has not filed certain instruments with respect to long-term debt since the total amount of securities authorized thereunder does not exceed 10% of the total assets of the Registrant and its subsidiaries on a consolidated basis. The Registrant agrees to furnish a copy of any such agreement to the Commission upon request.

5.1 Opinion of Jeffry N. Quinn regarding the validity of the Common Stock (filed herewith)

23.1     Consent of Arthur Andersen LLP (filed herewith)

23.2     Consent of Jeffry N. Quinn (included in Exhibit 5.1)

24.1     Power of Attorney (included in Signature Page)

99.1     Coal-Mac, Inc. Savings and Retirement Plan (filed herewith)